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For Immediate Release December 14, 2001	Contact: Robert K. Vincent Public Affairs GTECH Corporation 401-392-7452

GTECH ANNOUNCES PRICING OF CONVERTIBLE DEBENTURES

WEST GREENWICH, RI - (December 14, 2001) - GTECH Holdings Corporation (NYSE:GTK) today announced that it has agreed to sell 1 ¾% Convertible Debentures due December 15, 2021, resulting in gross proceeds of approximately $150 million. GTECH has also granted the initial purchasers an option to purchase up to an additional $25 million aggregate principal amount of debentures. The debentures will be convertible into shares of GTECH’s common stock initially at a conversion price of $55.00 if the sale price of its common stock exceeds 120% of the conversion price over specified periods, and in certain other circumstances. At the initial conversion price, each $1,000 principal amount of debentures will be convertible into 18.1818 shares of GTECH’s common stock. The initial conversion price represents a 30.3% premium over the last reported sale price of GTECH’s common stock on December 12, 2001, which was $42.20 per share.

The debentures will be redeemable at GTECH’s option beginning on December 15, 2006, and the holders may require GTECH to repurchase the debentures on December 15, 2004, 2006, 2011, and 2016, and in certain other circumstances. GTECH’s obligations under the debentures are guaranteed by certain of its U.S. subsidiaries.

The offering was made only to qualified institutional buyers in the United States under Rule 144A. The transaction is expected to settle on December 18, 2001.

The Company stated that it intends to use the net proceeds of the offering, along with additional borrowings under its credit facility, if needed, for the repayment of certain existing indebtedness, including payment of any applicable premiums, fees and expenses, and the repurchase of up to $40 million of its common stock under its share repurchase program.

The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

This press release contains forward-looking statements including, without limitation, statements relating to the future operations, financial performance, and future strategies of GTECH. These forward-looking statements also include statements relating to GTECH’s intended use of proceeds. Such forward-looking statements reflect management’s assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties which could cause results to differ materially from those contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of GTECH to consummate the sale of the debentures. GTECH’s ability to complete the sale of the debentures will depend on, among other things, market conditions, and there can be no assurance that GTECH will complete the sale. In addition, GTECH’s business and its ability to complete the sale of the debentures are subject to the risks described in its filings with the Securities and Exchange Commission, including its annual report on Form 10-K for its 2001 fiscal year and in other filings.

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GTECH, a leading global information technology company with approximately $1 billion in revenues and 4,700 people in 44 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company’s core market is the lottery industry, with a growing presence in financial services and related segments.

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